Exhibit 99.1

For Immediate Release

For more information, contact:

Investor Relations

(713) 634-7775

Email: investor@furmanite.com

FURMANITE CORPORATION REPORTS SECOND QUARTER 2012 RESULTS

Revenues of $85.9 million, Operating income $4.8 million, Earnings per share $0.05

Solid Company-wide Performance and Growth Exclusive of Several European Operations

Impacted by Unfavorable Market and Economic Conditions

HOUSTON, TEXAS (August 7, 2012) – Furmanite Corporation (NYSE: FRM) today reported results for the quarter ended June 30, 2012. Revenues increased 3.5% to $85.9 million, compared with $83.0 million for the second quarter of 2011. Gross margin on the $85.9 million revenue was 32.2%. Excluding foreign exchange rate fluctuations, revenues would have increased 6.4% over prior year levels. Operating income for the quarter, including $1.4 million of restructuring and corporate headquarter relocation costs, was $4.8 million. Net income for the quarter of $1.8 million, or $0.05 per diluted share, included a $1.0 million net of tax expense for European restructuring and corporate office relocation costs as well as a $2.7 million income tax provision. The elevated income tax rate, at 59% of pre-tax income, is primarily due to unfavorable, non-cash tax effects related to countries impacted by the restructuring initiatives. The full year effective income tax rate for 2012 is projected to be considerably less than 59%, but well above the Company’s estimated 2013 effective tax rate range of 30% to 35%. This quarter’s effective income tax rate is in contrast with an unusually low 20.5% effective income tax rate for the same period in 2011. While foreign currency fluctuations unfavorably impacted second quarter 2012 revenues by $2.4 million as noted above, they had minimal impact on operating results for the quarter.

“Our revenues and earnings are fully in line with our expectations as we continue to address the unfavorable market conditions in four of the European countries in which we operate. We are pleased with the continuing revenue growth achieved by our other locations this quarter, with

15% improvement in the Americas, 17% in Asia Pacific and nearly 6% growth in all other Europe, Middle East and Africa operations,” said Charles R. Cox, chairman and CEO of Furmanite Corporation. “We did not create the economic conditions in Europe, but dealing effectively with changing global conditions goes with our unique position as the only full-service company in our industry that truly “covers the world.” We are confident that the long term benefit of our global footprint will far outweigh the short term expense of adjustments such as those we are now making in Europe.”

Joseph Milliron, Furmanite President and COO, said: “We are very proud of our global team who have delivered solid results this quarter in virtually all locations other than those which have been heavily impacted by the European economic crisis. This underlying strength around the globe underlines our significant upside potential as we restore these few locations to profitability. As we have proceeded with this process, it has become clear that more aggressive action than previously anticipated will be necessary to get the job done, effectively creating a new paradigm to manage these operations far more efficiently. Our projected restructuring expense, however, is still projected to be within the $2.5 million previously announced and we remain on target to substantially complete the necessary action by the end of September.”

Mr. Cox continued, “While our continued progress this quarter is obscured by several short-term reporting matters, particularly the European situation, it is very clear that our new cultural, organizational and strategic direction is generating a major positive impact throughout our organization which we are confident will continue to drive significant future revenue and earnings growth!”

ABOUT FURMANITE CORPORATION

Furmanite Corporation (NYSE: FRM) is a worldwide technical services firm. Headquartered in Houston, Texas, Furmanite, one of the world’s largest specialty technical services companies, delivers a broad portfolio of engineering solutions that keep facilities operating, minimizing downtime and maximizing profitability. Furmanite’s diverse, global operations serve a broad array of industry sectors, including offshore drilling operations, pipelines, refineries and power generation facilities, chemical and petrochemical plants, steel mills, automotive manufacturers, pulp and paper mills, food and beverage processing plants, semi-conductor manufacturers and pharmaceutical manufacturers. Furmanite operates more than 70 offices on six continents. For more information, visit www.furmanite.com.

Certain of the Company’s statements in this press release are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company’s business, and other risks and uncertainties detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. One or more of these factors could affect the Company’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

FURMANITE CORPORATION

CONDENSED CONSOLIDATED INCOME STATEMENTS

(in thousands, except per share data)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2012	2011	2012	2011
Revenues	$85,928	$83,009	$157,710	$156,063

Costs and expenses:
Operating costs	58,326	56,425	110,678	106,868
Depreciation and amortization expense	1,964	2,198	3,989	4,073
Selling, general and administrative expense	20,835	17,779	38,991	34,690

Total costs and expenses	81,125	76,402	153,658	145,631

Operating income	4,803	6,607	4,052	10,432
Interest income and other income (expense), net	(72)	120	(200)	242
Interest expense	(197)	(255)	(598)	(495)

Income before income taxes	4,534	6,472	3,254	10,179
Income tax expense	(2,690)	(1,326)	(2,240)	(1,007)

Net income	$1,844	$5,146	$1,014	$9,172

Earnings per common share - Basic	$0.05	$0.14	$0.03	$0.25

Earnings per common share - Diluted	$0.05	$0.14	$0.03	$0.25

Weighted average number of common and common equivalent shares used in computing earnings per common share:
Basic	37,253	36,971	37,229	36,948
Diluted	37,342	37,328	37,357	37,296

FURMANITE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(Unaudited)
	June 30,	December 31,
	2012	2011
Cash	$28,733	$34,524
Trade receivables, net	79,431	71,508
Inventories	32,402	26,557
Other current assets	11,734	13,171

Total current assets	152,300	145,760
Property and equipment, net	36,445	34,060
Other assets	32,815	27,412

Total assets	$221,560	$207,232

Total current liabilities	$45,235	$41,999
Total long-term debt	39,347	31,051
Other liabilities	15,563	15,293
Total stockholders’ equity	121,415	118,889

Total liabilities and stockholders’ equity	$221,560	$207,232

FURMANITE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	For the Six Months Ended June 30,
	2012	2011
Net income	$1,014	$9,172
Depreciation, amortization and other non-cash items	7,162	3,672
Working capital changes	(7,821)	(14,807)

Net cash provided by (used in) operating activities	355	(1,963)
Capital expenditures	(3,309)	(1,579)
Acquisitions of assets and business, net of cash acquired	(9,259)	(4,029)
Proceeds from sale of assets	108	105
Proceeds from issuance of debt	39,300	—
Payments on debt	(32,714)	(69)
Debt issuance costs	(595)	—
Issuance of common stock	416	126
Effect of exchange rate changes on cash	(93)	1,094

Decrease in cash and cash equivalents	(5,791)	(6,315)
Cash and cash equivalents at beginning of period	34,524	37,170

Cash and cash equivalents at end of period	$28,733	$30,855